SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2003

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

333-50126
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	95-4849715 (I.R.S. Employer Identification No.)

3701 Wilshire Boulevard
Suite 220
Los Angeles, California 90010
(Address of principal executive offices, with zip code)

(213) 639-1700
(Registrant’s telephone number, including area code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events.

     Registrant issued two press releases on April 25, 2003, both of which are attached hereto and incorporated herein by reference as Exhibit 99.1 and 99.2. The first one relates to the signing of as non-binding letter of agreement for the acquisition of Asiana Bank and the second relates to the selection of a new President and CEO of Nara Bank, N.A. a wholly owned subsidiary of Registrant.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release of the Registrant.

99.2 Press Release of the Registrant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc., (Registrant)

Date:	April 25, 2003	By:	/s/ Bon T. Goo

Bon T. Goo Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release of the Registrant.